                                                                  Exhibit 10.115

                              ESCROW AGREEMENT

     This ESCROW AGREEMENT is made and entered into as of the 8th day of April, 2004, by and among Paradise Valley Marketplace, L.L.C., a North Carolina limited liability company; Sooner Land Company, L.L.C., Edmond University Place, L.L.C., and Sooner Investment Office, LLC, (collectively, the "Seller"), and Inland Western Phoenix, L.L.C., a Delaware limited liability company, (hereinafter referred to as "Buyer"), and CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as "Escrow Agent") having as its address attention:
Nancy Castro, 171 North Clark Street, Chicago, Illinois 60601.

                            W I T N E S S E T H:

     WHEREAS, pursuant to that certain Letter Agreement dated as of the 29th day of January, 2004, as amended (collectively, this "Contract"), Buyer acquired on and as of the date hereof from Seller certain real property known as Paradise Valley Marketplace shopping center located in Phoenix, Arizona (the "Property"); and

     WHEREAS, pursuant to the terms of the Contract, Seller has agreed to deposit with Escrow Agent the sum of Six Hundred Fifty-Four Thousand One Hundred Forty-Two and 00/100 Dollars ($654,142.00) (the "Escrow Deposit") with respect to Seller's obligation to pay certain lease commissions, landlord's share of tenant build out, free rent periods, and rent payable to Buyer, and other charges, for the Vacant Space (as hereinafter defined), and tenant improvement allowances, roof warranties and for payment of landlord work under leases, all as described by this Escrow Agreement; and

     WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below,

     NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the sum of Six Hundred Fifty-Four Thousand One Hundred Forty-Two and 00/100 Dollars ($654,142.00) as the total Escrow Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Buyer, Seller and Escrow Agent with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller(s) is as follows: ___-_________.

     2. Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be disbursed therefrom as follows:

     A.  LEASING DEPOSIT.  That portion of the Escrow Deposit identified in
Schedule 2 attached hereto as the sum of One Hundred Sixteen Thousand One Hundred Ten and no/100 Dollars ($116,110.00) is hereby referred to as the "Leasing Deposit." The Leasing Deposit is applicable to 3,415 square feet of tenant space as the property not leased to tenants as of the date of Closing (as defined in the Contract) (the "Vacant Space"). Seller shall be required to place the Vacant Space into a "vanilla box" condition at the sole cost and expense of Seller and disbursements related thereto shall not be permitted therefor from the Escrow Deposit, except as provided in Section 2(d). Buyer shall receive a prorated credit from the Leasing Deposit on the date of Closing (as defined in the Contract) for the rent and reimbursable expenses attributable to the Vacant Space from the date of Closing through the end of the month in which Closing occurs. Thereafter, Buyer shall receive (and Escrow Agent is hereby authorized to pay to Buyer without further direction from Seller) monthly payments, in advance, for rent and reimbursable expenses, from the Leasing Deposit, in the sum of 1/12 of the Leasing Deposit (prorated for any partial months) (the "Leasing Deposit Monthly Payment"). The Leasing Deposit Monthly Payment shall be made by Escrow Agent to Buyer until such time as the respective tenants for the Vacant Space have (a) accepted its premises, and (b) opened for business at the Property to the public, and (c) commenced paying rent and other charges under any Vacant Space lease, and (d) all leasing commissions and tenant improvement allowances are fully paid, and (e) delivered a certificate of occupancy to Buyer for its respective space (collectively, the "Tenant Conditions"). Buyer shall promptly notify Seller and Escrow Agent of the date any tenant satisfies the Tenant Conditions. As the Vacant Space is leased during the 1-year period following the date of Closing, with the Tenant Conditions having then been satisfied, the balance of the Leasing Deposit is attributable to such leased Vacant Space shall then be released to Seller upon the joint direction of Seller and Buyer. The balance of the Leasing Deposit, if any, remaining on the one-year anniversary following the date of Closing, shall be released to Buyer.

     B. LEASING COMMISSIONS DEPOSIT. That portion of the Escrow Deposit identified in footnote (8) of the Closing Statement as the sum of Twenty-Four Thousand One Hundred Twenty-Six and no/100 Dollars ($24,126.00) is hereby referred to as the "LC Deposit." The LC Deposit is applicable to the Vacant Space calculated on the basis of the product of Three and no/100 Dollars ($3.00) per square foot of the vacant space plus the 1,677 square feet leased to Diamond Source, plus the sum of Eight Thousand Eight Hundred Fifty and no/100 Dollars ($8,850.00) as and for leasing commissions for the Pro Tan space (collectively, "LC"). The LC shall be released from the Escrow Deposit by Escrow Agent upon the joint direction of Seller and Buyer accompanied by signed lien waivers and invoices from the applicable real estate brokers. As each portion of the Vacant Space is leased to tenants during the 1-year period following the date of Closing, and the Tenant Conditions are fulfilled as to such tenant(s), the amount of non-allocated LC Deposit attributable to each of such space(s) shall then be released to Seller upon the joint direction of Seller and Buyer. Any non-allocated LC Deposit remaining on the one-year anniversary following the date of Closing, for any Vacant Space, shall be released to Buyer.

     C. SIGNED LEASES DEPOSIT. That portion of the Escrow Deposit identified in Schedule 2 as the sum of Two Hundred Twenty-One Thousand Nine Hundred One and 00/100 Dollars ($221,901.00) is hereby referred to as the "Signed Leases Deposit." The Signed Leases Deposit is applicable to 6,617 square feet of tenant space at the property leased to tenants as of the date of Closing which have not satisfied the Tenant Conditions (collectively, the "Signed Leases Space"). Seller shall be required to place the Signed Leases Space into a "vanilla box" condition at the sole cost and expense of Seller and disbursements related thereto shall not be permitted therefor from the Escrow Deposit, except as provided in Section 2(d) herein. Buyer shall receive a prorated credit from the Signed Leases Deposit on the date of Closing for the rent and reimbursable expenses attributable to the Signed Leases Space from the date of Closing through the end of the month in which Closing occurs. Thereafter, Buyer shall receive (and Escrow Agent is hereby authorized to pay to Buyer without further direction from Seller) monthly payments, in advance, for rent and reimbursable expenses, from the Signed Leases Deposit, equal to 1/12 of the Signed Leases Deposit (prorated for any partial month) (the "Signed Leases Payment"). The Signed Leases Payment shall be made by Escrow Agent to Buyer until such time as the respective tenants for the Signed Leases Space have satisfied the Tenant Conditions. As the tenants under a Signed Leases Space lease satisfy the Tenant Conditions during the one-year period following the date of Closing, the balance of the Signed Leases Deposit attributable to each such Signed Leases Space shall then be released to Seller upon the joint direction of Seller and Buyer. The balance of the Signed Leases Deposit, if any, remaining on the one-year anniversary following the date of Closing, shall be released to Buyer.

     D. UPFITTING WORK DEPOSIT. That portion of the Escrow Deposit identified in Schedule 3 as the sum of Two Hundred Seventy-Seven Five and no/100 Dollars ($277,005.00) is hereby referred to as the "Upfitting Work Deposit." The Upfitting Work Deposit is applicable to the "landlord work" described by the tenant leases for the collective work described in Exhibit A attached hereto and made a part hereof and for the payments of any unpaid construction allowance which may be due to Verizon Wireless. Buyer shall be entitled to draw down the Upfitting Work Deposit to pay for the landlord work and said construction allowances. The balance of the Upfitting Work Deposit, if any, after the completion of the landlord work shall be released by Escrow Agent to Seller upon the joint direction of Seller and Buyer.

     E. ROOF WARRANTY. That portion of the Escrow Deposit identified in footnote (7) of the Closing Statement as the sum of Fifteen Thousand and no/100 Dollars ($15,000.00) is hereby referenced as the Roof Warranty Escrow. The Roof Warranty Escrow shall be released to Seller upon the joint direction of Seller and Buyer when satisfactory proof of the purchase by Seller of the roof warranty in the name of the Buyer is documented. In the event the Roof Warranty is not purchased by the Seller the Roof Warranty Escrow shall be released to the Buyer.

     3. In the event either party objects to the disbursement of the Escrow Deposit as provided above, the Escrow Agent shall have the right, at its option, either (a) to hold the Escrow Deposit is escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of the same or (b) to disburse the Escrow Deposit into the Registry of the court having jurisdiction over such objection. After any disbursement of the Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the party ultimately receiving the Escrow Deposit after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney's fees.

     4. The costs of administration of this Escrow Agreement by Escrow Agent (not to exceed $850) shall be shared equally by Seller and Buyer. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute as original. If there is any conflict between the terms of this Escrow Agreement and the terms of the Contract, the terms of the Contract shall control in all events.

     5. NOTICES. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

If to Buyer:             Inland Western Phoenix, L.L.C.
                         c/o Inland Real Estate Acquisitions, Inc.
                         501C Manatee Ave. West
                         Holmes Beach, FL 34217
                         Attn: Steven Sanders
                         Facsimile: 941-779-2000 and 630-218-4925

with a copy to:          Charles J. Benvenuto, Esq.
                         2901 Butterfield Road
                         3rd Floor
                         Oak Brook, Illinois 60523
                         Facsimile: 630-218-4900 and 630-571-2360

If to Seller             Paradise Valley Marketplace, LLC
                         Collett & Associates
                         1228 East Morehead Street, Suite 200
                         Charlotte, North Carolina 28204
                         Attn: Robert Collett
                         Facsimile: 704-335-8654

Copy to:                 Michael Robbe, Esq.
                         Kennedy Covington
                         214 North Tryon Street, Suite 4700
                         Charlotte, North Carolina 28202
                         Facsimile: 704-353-3221

If to Escrowee:          Chicago Title Insurance Company
                         171 North Clark St., 3rd Floor
                         Chicago, Illinois 60601
                         Attn: Nancy Castro
                         Facsimile: 312-223-2108

     6. COUNTERPARTS. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

     7. REPORTING. Escrow Agent agrees to deliver to Buyer, on a monthly basis, a copy of the bank statement of account of the Escrow Deposit. Such monthly statements shall be delivered to: Inland Retail Real Estate Trust, Inc., 200 Waymont Court, Suite 126, Unit 10, Lake Mary, Florida 32746 (telephone: 407-688-6540; facsimile: 407-688-6543).

     IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be signed and delivered as of the day and year first above written.

                                   BUYER:
                                   Inland Western Phoenix, L.L.C.,
                                   a Delaware limited liability

                                   By: Inland Western Retail Real Estate, Inc.,
                                       a Maryland corporation

                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   As Its:  Agent
                                          -------------------------------

                                   SELLER
                                   Paradise Valley Marketplace,
                                   a North Carolina limited liability company

                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   As Its:
                                          -------------------------------

                                   Escrow Agent
                                   Chicago Title Insurance Company

                                   By:
                                      ----------------------------------

[LOGO]           CHICAGO TITLE AND TRUST COMPANY
                 171 NORTH CLARK, CHICAGO, ILLINOIS 60601

                                    Refer to:  ANDRES BARDELAS
                                    Phone no.: (312) 223-2708
                                    Fax no.:   (312) 223-2108

               STRICT JOINT ORDER #2 ESCROW TRUST INSTRUCTIONS

ESCROW TRUST NO.:     D2 024034867               DATE: 04/08/04

To: Chicago Title and Trust Company, Escrow Trustee:

CUSTOMER IDENTIFICATION:

Property Address:  PARADISE VALLEY MARKETPLACE, PHOENIX, ARIZONA

Project Reference: PARADISE VALLEY MARKETPLACE

Proposed Disbursement Date:

DEPOSITS:

1. THE SUM OF $50,000.00 BY TRANSFER OF FUNDS REPRESENTING: HOLDBACK OF CLOSING FUNDS.

DELIVERY OF DEPOSITS:

The above-referenced escrow trust deposits ("deposits") are deposited with the escrow trustee to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns.

In no case shall the above-mentioned deposits be surrendered except upon the receipt of an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience to the court order described below.

BILLING INSTRUCTIONS:

Escrow trust fee will be billed as follows:
1/2 TO EACH

The parties acknowledge that beginning after a period of one year from the date of this agreement, Chicago Title and Trust Company will impose an administrative maintenance fee (quarterly, semi-annually, or annually) equivalent to the fee set forth on the Company's then current rate schedule.

This fee may be deducted from the outstanding escrow balance or billed to N/A

PLEASE NOTE: The escrow trust for these joint order escrow trust instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto). In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Chicago Title and Trust Company, at its sole discretion, may reduce or waive the escrow trust fee for these joint order escrow instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Chicago Title.

INVESTMENT:

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto; provided that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all parties to this escrow, and also provided that escrow trustee is in receipt of the taxpayer's identification number and investment forms as required. Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment.

In the event the escrow trustee is requested to invest deposits hereunder, Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow trust instructions.

DIRECTION NOT TO INVEST/RIGHT TO COMMINGLE:

Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling, the parties hereto direct the escrow trustee NOT to invest any funds deposited by the parties under the terms of this escrow and waive any rights which they may have under
Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) to receive interest on funds deposited hereunder. In the absence of an authorized direction to invest funds, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any such funds at any time held by it hereunder; and, further, that escrow trustee may commingle such funds with other deposits or with its own funds in the manner provided for the administration of funds under said Section 2-8 and may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish escrow trustee's obligation to apply the full amount of such funds in accordance with the terms of these escrow instructions.

COMPLIANCE WITH COURT ORDER:

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney's fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s).

EXECUTION:

These escrow trust instructions are governed by and are to be construed under the laws of the state of Illinois. The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

For                                                For INLAND WESTERN PHOENIX, L.L.C.
   ------------------------------------                ---------------------------------

Name: PARADISE VALLEY MARKETPLACE, LLC             Name:  INLAND WESTERN PHOENIX, L.L.C.

By:   Bob Stearns, Manager                         By:    Charles J. Benvenuto

Address: 912 N.W. 57th                             Address:   2901 Butterfield Road
         Oklahoma City, OK 73118                              Oak Brook, IL 60523

Phone:   (405) 842-0456                            Phone:     630-571-2331
Fax:     (405) 840-2366                            Fax:       630-728-6895

Signature:  /s/ Bob Stearns Manager                Signature:  /s/ Charles Benvenuto
         ------------------------------                      ---------------------------
                                                             [ILLEGIBLE]

Accepted: Chicago Title and Trust Company, as Escrow Trustee

By:                                                Date:    4-8-04
    -----------------------------------                 --------------------------------
    ANDRES BARDELAS

                                      2